Exhibit 24

RAYTHEON COMPANY

POWER OF ATTORNEY IN CONNECTION WITH THE

2004 ANNUAL REPORT ON FORM 10-K

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Raytheon Company, a Delaware corporation, does hereby appoint JAY B. STEPHENS and EDWARD S. PLINER, and each of them, jointly and severally, as his or her lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, including, but not limited to, that listed below, in connection with the preparation, execution and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Exchange Act of 1934 of an Annual Report on Form 10-K of Raytheon Company and any amendments thereto for the fiscal year ended December 31, 2004, including all exhibits thereto (the “Form 10-K”), and all matters required by the Commission in connection with the Form 10-K, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney’s-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Commission.

IN WITNESS THEREOF, each of the undersigned has set his or her hand this 15th day of March 2005.

/s/ WILLIAM H. SWANSON William H. Swanson	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ BARBARA M. BARRETT Barbara M. Barrett	Director

/s/ FERDINAND COLLOREDO-MANSFELD Ferdinand Colloredo-Mansfeld	Director

/s/ JOHN M. DEUTCH John M. Deutch	Director

/s/ THOMAS E. EVERHART Thomas E. Everhart	Director

/s/ FREDERIC M. POSES Frederic M. Poses	Director

/s/ WARREN B. RUDMAN Warren B. Rudman	Director

/s/ MICHAEL C. RUETTGERS Michael C. Ruettgers	Director

/s/ RONALD L. SKATES Ronald L. Skates	Director

/s/ WILLIAM R. SPIVEY William R. Spivey	Director

/s/ LINDA G. STUNTZ Linda G. Stuntz	Director

/s/ JOHN H. TILELLI, JR. John H. Tilelli, Jr.	Director

/s/ EDWARD S. PLINER Edward S. Pliner	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ BIGGS C. PORTER Biggs C. Porter	Vice President and Controller (Principal Accounting Officer)